UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material Under Rule 14a-12

DropCar, Inc.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DROPCAR, INC.
1412 Broadway, Suite 2105
New York, New York 10018

Annual Meeting of Stockholders
Thursday, November 15, 2018

Amendment No. 1 to
Proxy Statement

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend DropCar, Inc.’s (the “Company”) definitive proxy statement for its 2018 Annual Meeting of Stockholders (“Original Proxy Statement”), which was filed with the Securities and Exchange Commission on October 9, 2018, in order to correct an inadvertent error contained in the vote required for Proposal 2, to approve the amendment to the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan to increase the aggregate number of shares available to be granted under the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan.

All other items in the Original Proxy Statement remain unchanged.

IF YOU HAVE ALREADY SUBMITTED YOUR PROXY, YOU DO NOT NEED TO TAKE ANY ACTION UNLESS YOU WISH TO CHANGE YOUR VOTE.

CHANGES TO ORIGINAL PROXY STATEMENT

1.
On page 5, under the heading, “What Vote is Required to Approve Each Proposal and How are Votes Counted?” the description of Proposal 2 is amended to read in its entirety as follows:

Proposal 2: Approve Amendment to the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan
The affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the annual meeting is required to approve the amendment to the WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan to increase the aggregate number of shares available to be granted under the Company’s WPCS International Incorporated Amended and Restated 2014 Equity Incentive Plan. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will have the same effect as a vote against this proposal.

2.
On page 25, the section “Vote Required and Board of Directors’ Recommendation” is amended to read in its entirety as follows:

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the annual meeting is required to approve the amendment to the Plan to increase the aggregate number of shares available to be granted under the Plan. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will have the same effect as a vote against this proposal.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on November 15, 2018:

This Amendment No. 1, the Original Proxy Statement, a sample of the form of proxy card, and a copy of our Current Report on Form 8-K/A, which includes financial statements for the fiscal year ended December 31, 2017, are available at http://www.proxyvote.com.

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